EXHIBIT 16.1


MOORE STEPHENS
ELLIS FOSTER LTD.
Chartered Accountants
1650 West 1st Avenue
Vancouver, BC Canada, V6J 1G1
Telephone:  (604) 737-8117                           Reply Attention:  D.T. Kong
Facsimile:   (604) 714-5916
Website:  www.ellisfoster.com




December 12, 2003

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
U.S.A.

Dear Sirs/Mesdames:

On December 12, 2003, the undersigned firm received a draft copy of a Current Report on Form 8-K (the "Form 8-K") to be filed by Lions Gate Investment Limited (the "Company") (SEC File No. 0-32523) reporting a change in the Company's certifying public accountant under Item 4 of such form.

We have no disagreements with the statements made by the Company in the Form
8-K.


Yours truly,

MOORE STEPHENS
ELLIS FOSTER LTD.


/s/ David T. Kong
David T. Kong